Exhibit 10.2
AMENDMENT TO INDEMNITY AGREEMENT
     THIS AMENDMENT TO INDEMNITY AGREEMENT (this “Amendment”), dated as of                     , is made by and between Alliance Semiconductor Corporation, a Delaware corporation with executive offices at 2575 Augustine Drive, Santa Clara, California 95054 (the “Company” ), and                     .
BACKGROUND
A. The parties hereto are parties to Indemnity Agreement, dated as of                      (the “Original Agreement”).
B. The parties hereto previously agreed to amend certain provisions of the Original Agreement, and wish to confirm such agreement as provided herein.
     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Section 6 hereby is amended by deleting in its entirety the last sentence of Section 6. Section 6 is hereby further amended by add at the end thereof a new sentence reading as follows: “If so requested by the Company, Indemnitee hereby agrees to provide the Company in connection with any proceeding a written undertaking confirming, with respect to such proceeding, the undertaking of the Indemnitee set forth in this Section 6”.
2. The last two sentences of Section 8.2 hereby are amended to read in their entirety as follows: “Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (and if such directors so direct, by independent legal counsel in a written opinion), (b) by the stockholders of the Company, or (c) a court of competent jurisdiction. Unless prohibited by the General Corporation Law of the State of Delaware, Indemnitee shall be entitled to select the forum from the choices of forums specified in such clauses (a) through (c) in which Indemnitee’s entitlement to indemnification and advances will be determined, but shall pay the costs incurred by the Company if a determination by the stockholders is requested”.
3. Section 9.2 hereby is amended to insert the following phrase between the word “determines” and the word “that”: “by a final and non-appealable judgment”.
4. Section 9.4 hereby is deleted in its entirety.
5. Section 9.7 hereby is amended to insert the following phrase between the word “which” and the word “Indemnitee”: “a court of competent jurisdiction determines by a final and non-appealable judgment that”.
6. Section 9.8 hereby is amended to insert the following phrase between the word “that” and the word “constituted”: “a court of competent jurisdiction determines by a final and non-appealable judgment”.
7. The Original Agreement, as amended hereby, remains in full force and effect.

8. Capitalized terms used but not defined herein shall have the meanings designated in the Original Agreement.
9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ALLIANCE SEMICONDUCTOR CORPORATION

By:

Name:
Title:

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